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                                                                    EXHIBIT 3.1M


                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/19/2001
                                                          010653125 - 2448496

             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                            AND OF REGISTERED AGENT

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is

                          CROMPTON HOLDING CORPORATION

     2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

     3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

     4. The corporation has authorized the changes herein set forth by resolution of its Board of Directors.

Signed on December 3rd, 2001

                                         /s/ Arthur C. Fullerton
                                         ---------------------------------------
                                         Arthur C. Fullerton, Vice President and
                                         Secretary